UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2022

Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Drive, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3000 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2022, Terrence G. Gohl notified Horizon Global Corporation (the “Company”) that he would be resigning from his roles as President and Chief Executive Officer and as a director of the Company, effective November 21, 2022.

On November 21, 2022, the Board of Directors of the Company (the “Board”) elected John C. Kennedy as the Company’s Interim President and Chief Executive Officer, effective immediately. In connection with his appointment as Interim President and Chief Executive Officer, Mr. Kennedy will continue to serve as Chair of the Board.

Mr. Kennedy, age 64 was appointed to the Board in April 2019, and has served as Chair of the Board since his appointment. Mr. Kennedy is currently president and chief executive officer of Autocam Medical, a privately held contract manufacturer of precision-machined implants and instruments for surgical applications, which he founded in 2005. Mr. Kennedy previously served as the president and chief executive officer of Autocam Corporation, which he founded in 1988 and later sold in 2014. Mr. Kennedy is currently the board co-chair of Lacks Enterprises, Inc., a Michigan-based privately held company providing complex, highly decorated components and systems for the exterior automotive trim market, and has been a board member since 2004. Mr. Kennedy is also a board member of the Van Andel Institute, a Michigan-based nonprofit biomedical research and science education organization, since 2003; Shape Corporation, a full-service, tier-one automotive and industrial component supplier since 2014; and Business Leaders for Michigan, a nonprofit organization for business leaders that is focused on strategy, policy and business initiatives to drive Michigan’s economic growth. Outside of the business world, Mr. Kennedy dedicates a significant amount of time to improving education. Mr. Kennedy is a founding board member of Grand Rapids University Preparatory Academy, a public education school located in Grand Rapids, Michigan, since 2008, and has served on multiple education commissions for the State of Michigan.

For his service as Interim President and Chief Executive Officer, Mr. Kennedy will be entitled to receive a monthly cash payment of $134,000. Mr. Kennedy will not receive any additional compensation for his service on the Board while he is acting as Interim President and Chief Executive Officer.

Item 7.01 Regulation FD Disclosure.

On November 21, 2022, the Company issued a press release announcing the appointment of Mr. Kennedy and the resignation of Mr. Gohl. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release is also available on the Corporation's website at www.horizonglobal.com.

The information in this Item 7.01 on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release dated November 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	November 21, 2022	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary